                                                  SECURITIES AND EXCHANGE COMMISSION
                                                        Washington, D.C., 20549

                                                               FORM 8-K

                                                            CURRENT REPORT

                                                Pursuant to Section 13 or 15(d) of the
                                                    Securities Exchange Act of 1934

                                                          September 21, 2001
                                           Date of Report (Date of earliest event reported)

                                                          Acxiom Corporation
                                        (Exact name of registrant as specified in its charter)

              Delaware                                 0-13163                              71-0581897
           (State or other                           (Commission                           (IRS Employer
           jurisdiction of                          File Number)                        Identification No.)
           incorporation)

      P.O. Box 8180, 1 Information Way, Little Rock, Arkansas                               72203-8180
           (Address of principal executive offices)                                         (Zip Code)

                                  Registrant's telephone number, including area code: (501) 342-1000

ITEM 5.          OTHER EVENTS AND REGULATION FD DISCLOSURE

Acxiom Corporation ("the Company") announces that it has completed the closing of all collateral agreements related to the Company's revised revolving line of credit and real estate synthetic lease facilities and all collateral agreements. The Company also has completed the closing of a term loan agreement maturing in 2005 to fund the settlement of the Company's existing equity forward agreements.

Acxiom Corporation, a global leader in Customer Data Integration (CDI) and customer recognition infrastructure, enables businesses to develop and deepen customer relationships by creating a single, accurate view of their customers across the enterprise.  Acxiom achieves this by providing CDI software, database management services, and premier customer data content through its AbiliTec™,
Solvitur® and InfoBase® products, while also offering a broad range of information technology outsourcing services.  Founded in 1969, Acxiom (Nasdaq: ACXM) is based in Little Rock, Arkansas, with locations throughout the United States and with operations in the United Kingdom, France, Spain and Australia. Acxiom revenues were $1.01 billion for its most recent fiscal year ended March
31, 2001.  For more information, please visit www.acxiom.com.

                                                               SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                              Acxiom Corporation

Date:    September 21, 2001                                      /s/ Catherine L. Hughes
                                                              --------------------------------------------
                                                              Catherine L. Hughes
                                                              Secretary and Corporate Counsel